Table of Contents

Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement on Form S-8 (Registration No., 333-178302) of Ecolab Inc. of our report, dated June 24, 2016, appearing in this annual report on Form 11-K of the Ecolab Puerto Rico Savings Plan as of and for the year ended December 31, 2015.

/s/ Olsen Thielen & Co., Ltd.

St. Paul, Minnesota
June 24, 2016